SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






         Date of Report (Date of earliest event reported) October 2, 2001
                                                          ---------------

                                    AUG CORP.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                      0-22341                   04-3089539
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission File            (IRS Employer
      or incorporation)                  Number)             Identification No.)



             1900 Corporate Blvd., Suite 305W, Boca Raton, FL 33431
        ---------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (561) 241-9921
                                                   --------------

                              AUGMENT SYSTEMS, INC.
     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

On October 2, 2001, the Board of Directors of AUG Corp. (the "Company") approved the engagement of Weinberg & Company, P.A. as independent auditors of the Company for the fiscal year ended December 31, 2001, to replace the firm of Bloom & Co. LLP ("Bloom"), who were dismissed as the Company's auditors, effective October 2, 2001.

         The reports of Bloom on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of the Company's financial statements for each of the last two years ended December 31, and in the subsequent unaudited interim period through October 2, 2001 (date of dismissal), there were no disagreements with Bloom on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Bloom, would have caused Bloom to make reference to the subject matter in their report. The Company has requested Bloom to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. The Company delivered a copy of this Form 8-K report to Bloom on October 25, 2001. The Company will file by amendment, as an exhibit to this Form 8-K, a copy of such letter when it is received.


Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c) Exhibits

             (1) Letter of Bloom & Co. LLP, pursuant to Item 304(a)(3) of
                 Regulation S-B.1






--------
1 To be filed by Amendment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 31, 2001                              AUG CORP.
                                                     /s/  Laurence S. Isaacson
                                                     -------------------------
                                                     Laurence S. Isaacson
                                                     President


















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